Exhibit 99.1

U.S. Energy Corp. Announces $1.65 Million Registered Direct Offering

HOUSTON, TEXAS, September 30, 2020 (GLOBE NEWSWIRE)/ — U.S. Energy Corp. (Nasdaq: USEG) (the “Company”), today announced that it has entered into definitive agreements with institutional and accredited investors for the purchase and sale of 315,810 shares of the Company’s common stock, at a purchase price of $5.25 per share, in a registered direct offering priced above the market under Nasdaq rules. The closing of the offering is expected to occur on or about October 2, 2020, subject to the satisfaction of customary closing conditions.

Kingswood Capital Markets, division of Benchmark Investments, Inc. (“Kingswood Capital Markets”), is acting as the exclusive placement agent for the offering.

The gross proceeds to the Company from this offering are expected to be $1.65 million, before deducting the placement agent’s fees and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds from this offering for working capital and general corporate purposes.

The shares of common stock are being offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-248906) previously filed with the Securities and Exchange Commission (the “SEC”) on September 18, 2020 and declared effective by the SEC on September 25, 2020. The offering will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the shares of common stock being offered will be filed with the SEC. The Company will also file a Form 8-K in connection with the securities purchase agreement and the closing of the offering. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by Kingswood Capital Markets, Attention: Edward Tsuker, 17 Battery Place, Suite 625, New York, NY 10004, by telephone at (212) 404-7002, or by email at syndicate@kingswoodcm.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About U.S. Energy Corp.

U.S. Energy is an independent energy company focused on the acquisition and development of oil and gas producing properties in the United States. Our business is currently focused on targeting mature, low decline assets with existing infrastructure, which we believe allows us to maximize our return on capital in a cost effective and sustainable manner. More information about U.S. Energy Corp. can be found at www.usnrg.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of, and within the safe harbor provided by the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the SEC, not limited to Risk Factors relating to its business contained therein. Additional risks and uncertainties relate to completion of the registered direct offering on the anticipated terms, or at all, market conditions and the satisfaction of customary closing conditions related to the registered direct offering. Thus, actual results could be materially different. Particular uncertainties and risks include: our ability to satisfy the closing conditions of the registered direct offering; the closing of the registered direct offering; the use of proceeds of the offering and market and other conditions. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:

U.S. Energy Corp.

Ryan Smith

Chief Executive Officer

(303) 993-3200

www.usnrg.com